Exhibit 3.2
A M E N D E D A N D R E S T A T E D B Y E - L A W S
OF
ASPEN INSURANCE HOLDINGS LIMITED
CERTIFIED that the within-written bye-laws are a true copy of the amended and restated bye-laws of Aspen Insurance Holdings Limited (the “Company”) as approved and adopted as the amended and restated bye-laws of the Company (the “Bye-Laws”) by written resolution constituting a special general meeting of the sole member of the Company dated and effective on 24 February 2026.

/s/ Carrie L. Rosorea
Carrie L. Rosorea
Secretary
Prepared by
ASW Law Limited
Barristers & Attorneys
Crawford House
50 Cedar Avenue
Hamilton, HM 11
Bermuda

TABLE OF CONTENTS
DEFINITIONS AND INTERPRETATION
1.     Definitions and Interpretation
SHARES
2.     Distribution of Share Capital
3.     Ordinary Shares
4.     Power to Issue Shares
5.     Preference Shares
6.    Power of the Company to Purchase its Shares
7.    Rights Attaching to Shares
8.    Calls on Shares
9.    Forfeiture of Shares
10.    Share Certificates
11.    Fractional Shares
REGISTRATION OF SHARES
12.    Register of Members
13.    Registered Holder Absolute Owner
14.    Register of Beneficial Ownership
15.    Transfer of Registered Shares
16.    Transmission of Registered Shares
ALTERATION OF SHARE CAPITAL
17.    Power to Alter Capital
18.    Variation of Rights Attaching to Shares
MEETINGS OF MEMBERS
19.    Annual General Meetings
20.    Special General Meetings
21.    Requisitioned General Meetings
22.    Notice
23.    Giving Notice and Access
24.    Postponement of General Meeting
25.    Telephonic or Electronic Participation in Meetings
26.    Quorum at General Meetings
27.    Chairman to Preside at General Meetings
28.    Voting on Resolutions
29.    Power to Demand a Vote on a Poll
30.    Voting by Joint Holders of Shares
31.    Instrument of Proxy
32.    Representation of Corporate Member
33.    Adjournment of General Meeting
34.    Written Resolutions

35.    Directors Attendance at General Meetings
DIVIDENDS AND CAPITALISATION
36.    Dividends
37.    Power to Set Aside Profits
38.    Method of Payment
39.    Capitalisation
DIRECTORS AND OFFICERS
40.    Election of Directors
41.    Number of Directors
42.    Term of Office of Directors
43.    Alternate Directors
44.    Removal of Directors
45.    Vacancy in the Office of Director
46.    Remuneration of Directors
47.    Defect in Appointment
48.    Directors to Manage Business
49.    Powers of the Board of Directors
50.    Register of Directors and Officers
51.    Appointment of Officers
52.    Appointment of Secretary
53.    Duties of Secretary and Officers
54.    Remuneration of Officers
55.    Conflicts of Interest
56.    Indemnification and Insurance
MEETINGS OF THE BOARD OF DIRECTORS
57.    Board Meetings
58.    Notice of Board Meetings
59.    Telephonic or Electronic Participation in Meetings
60.    Quorum at Board Meetings
61.    Board to Continue in the Event of Vacancy
62.    Chairman to Preside
63.    Written Resolutions
64.    Validity of Prior Acts of the Board
ACCOUNTS
65.    Books of Account
66.    Financial Year End
AUDITS
67.    Annual Audit
68.    Appointment of Auditor
69.    Remuneration of Auditor

70.    Duties of Auditor
71.    Access to Records
72.    Financial Statements
73.    Distribution of Auditor’s Report
74.    Vacancy in the Officer of Auditor
CORPORATE RECORDS
75.    Minutes
76.    Place Where Corporate Records Kept
77.    Form and Use of Seal
CHANGES TO CONSTITUTION
78.    Alteration or amendment of Bye-laws
79.    Alteration or amendment of Memorandum of Association
80.    Discontinuance
MISCELLANEOUS
81.    Registered Office
82.    Amalgamation and Merger
83.    Conversion
VOLUNTARY WINDING-UP AND DISSOLUTION
84.    Winding-Up
85.    Striking Off
EXCLUSIVE JURISDICTION
86.    Exclusive Jurisdiction

INTERPRETATION
1.    Definitions and Interpretation
1.1    In these Bye-laws, the following words and expressions shall, where not inconsistent with the context, have the following respective meanings:
“Alternate Director”    an alternate director appointed in accordance with these Bye-laws;
“Auditor”    includes any individual auditor or partnership of auditors;
“Board”    the board of directors of the Company appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Companies Act and these Bye-laws or the directors present at a meeting of directors at which there is a quorum;
“Books and Papers”    has the meaning given to it in section 2 of the Companies Act and includes minutes, financial statements, accounts, records of account, beneficial ownership register, deeds and writings of the Company;
“Bye-laws”    means these Bye-laws in their present form or as from time to time amended;
“Companies Act”    the Companies Act 1981, as amended from time to time;
“Company”    the company incorporated in Bermuda under the name of Aspen Insurance Holdings Limited on 23 August 2018;
“Director”    any person duly elected or appointed as a director of the Company and shall include an Alternate Director or any person occupying the position of director by whatever name called;
“Indemnified Person”    any Director, Officer, Resident Representative, member of a committee duly constituted and any liquidator, manager or trustee for the time being acting in relation to the affairs of the Company, and his heirs, executors and administrators;
“Member”    the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons, as the context so requires;

“Memorandum”    means the Memorandum of Association of the Company, as from time to time amended;
“notice”     written notice as further provided in these Bye-laws unless otherwise specifically stated;
“Officer”    any person appointed by the Board to hold an office in the Company;
“Ordinary Shares”    means Class A ordinary shares in the capital of the Company of par value US$0.001 each, having the rights and restrictions contained in these Bye-laws;
“Preference Shares”    means preference shares in the capital of the Company of par value US$0.0015144558 each, divided into 5.625% Preference Shares, 5.625% PRE Preference Shares and 7.000% Preference Shares, which shall give the rights, terms, restrictions and preferences set out in or determined in accordance with these Bye-laws;
“Register of Directors Officers”    the register of directors and officers referred to in and these Bye-laws;
“Register of Members”    the register of members referred to in these Bye-laws;
“Registered Office”     the registered office for the time being of the Company;
“Resident Representative”    any person appointed to act as resident representative of the Company and includes any deputy or assistant resident representative;
“Secretary”    the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the Secretary;
“share”    means a share in the capital of the Company and includes a fraction of a share; and
“Treasury Share”    a share of the Company that was or is treated as having been acquired and held by the Company and has been held continuously by the Company since it was so acquired and has not been cancelled.
In these Bye-laws, where not inconsistent with the context:
(a)    words denoting the plural number include the singular number and vice versa;
(b)    words denoting the masculine gender include the feminine and neuter genders;

(c)    words importing persons include companies, associations or bodies of persons whether corporate or not;
(d)    the words:
(i)    “may” shall be construed as permissive; and
(ii)    “shall” shall be construed as imperative; and
(e)    unless otherwise provided in these Bye-laws, words or expressions defined in the Companies Act shall bear the same meaning in these Bye-laws.
1.3    In these Bye-laws expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.
1.4    Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.
SHARES
2.    Distribution of Share Capital
The authorised share capital of the Company shall be divided into shares of two classes, being 750,000,000 Ordinary Shares and 150,000,000 Preference Shares, as adjusted in the event of any share split, dividend, subdivision, combination, reclassification or other similar transaction, and as such share capital may be changed from time to time in accordance with Bermuda law.
3.    Ordinary Shares
3.1    The Ordinary Shares shall, subject to other provisions in the Bye-laws, entitle the holders thereof to the following rights:
3.1.1    as regards dividend:
(subject to the provisions of the Companies Act) after making all necessary provisions, where relevant, for payment of any preferred dividend in respect of any Preference Shares then in issue, the Company shall apply any profits or reserves which the Board resolves to distribute in paying such profits or reserves to the holders of the Ordinary Shares in respect of their holding of such shares pari passu and pro rata to the number of Ordinary Shares held by each of them;
3.1.2    as regards capital:
on a return of assets on liquidation, reduction of capital or otherwise, the holders of the Ordinary Shares shall be entitled to be paid the surplus assets of the Company remaining after payment of its liabilities (subject to the rights of the holders of any Preference Shares then in issue having preferred rights on the return of capital) in respect of their holdings of Ordinary Shares pari passu and pro rata to the number of Ordinary Shares held by each of them;

3.1.3    as regards voting in general meetings:
the holders of Ordinary Shares shall be entitled to receive notice of, and to attend and vote at, general meetings of the Company; every holder of Ordinary Shares present in person or by proxy shall on a poll have one vote for each Ordinary Share held by him.
4.    Power to Issue Shares
4.1    Subject to these Bye-laws and to any resolution of the Members to the contrary, and without prejudice to any special rights conferred on the holders of any existing shares or class of shares, the Board shall have the power to issue any unissued shares on such terms and conditions as it may determine and any shares or class of shares may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital, or otherwise as the Company may by resolution of the Members prescribe. The Board may also issue options, warrants or other rights to purchase or acquire shares or, subject to Section 43 of the Companies Act, securities convertible into or exchangeable for shares (including any employee benefit plan providing for the issue of shares or options or rights in respect thereof), at such times, for such consideration and on such terms and conditions as it may determine.
4.2    Subject to the Companies Act, and without prejudice to any special rights conferred on the holders of any existing preference shares or class of preference shares, any preference shares may be issued or converted into shares that (at a determinable date or at the option of the Company or the holder) are liable to be redeemed on such terms and in such manner as may be determined by the Board (before the issue or conversion).
5.    Preference Shares
5.1    The authority of the Board with respect to each series of Preference Shares shall include, but not be limited to, determination of the following:
5.1.1     the distinctive designation of such series and the number of Preference Shares constituting such series, which number (except as otherwise provided by the Board in the resolution establishing such series) may be increased or decreased (but not below the number of shares of such series then outstanding) from time to time by like action of the Board;
5.1.2     the rights in respect of dividends, if any, of such series of Preference Shares, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or any other series of the same or other class or classes of shares of the Company, and whether such dividends shall be cumulative or non-cumulative;
5.1.3    the voting powers, if any, of the holders of such series of Preference Shares generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share, and which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with the holders of any other series of Preference Shares or all series of Preference Shares as a class, or together with the holders of any other class of the capital stock of the Company to elect one or more directors of the Company (which, without limiting the generality of the foregoing, may include a specified number or portion of the then-existing number of authorized directorships of the Company or a specified number or portion of directorships in addition to the then-existing number of authorized directorships of the Company), generally or under such specific circumstances and on such conditions, as shall be provided in the resolution or resolutions of the Board adopted pursuant hereto;
5.1.4    whether such series of Preference Shares may be redeemed and, if so, the terms and conditions on which they may be redeemed (including, without limitation, the dates upon or after which they may be redeemed, which price or prices may be different in different circumstances or at different redemption dates), and whether they may be redeemed at the option of the Company, at the option of the holder, or at the option of both the Company and the holder;
5.1.5    the right, if any, of the holders of such series of Preference Shares to convert the same into, or exchange the same for, shares of any other class or classes or of any other series of the same or any other class or classes of shares of the Company and the terms and conditions of such conversion or exchange, including, without limitation, whether or not the number of shares of such other class or series into which shares of such series may be converted or exchanged shall be adjusted in the event of any share split, dividend, subdivision, combination, reclassification or other transaction or series of transactions affecting the class or series into which such series of Preference Shares may be converted or exchanged;
5.1.6    the amounts, if any, payable upon such series of Preference Shares in the event of voluntary liquidation, dissolution or winding up of the Company in preference of any other class or series of shares or in the event of any merger or consolidation of or sale of assets by the Company;
5.1.7    the terms of any sinking fund or redemption or purchase account, if any, to be provided for shares of such series of Preference Shares; and
5.1.8    any other relative rights, preferences, limitations and powers of such series of Preference Shares.
5.2    Notwithstanding the provisions of Bye-Law 5.1.3, the Board may issue Preference Shares having voting rights or powers together with the holders of any other class of the share capital of the Company to elect one or more directors of the Company (other than any mandatory voting rights or powers under the Companies Act) only if such issuance is approved by a Resolution of the holders of the issued Ordinary Shares (but not any other class of shares) and in accordance with any special voting rights conferred on the holders of any existing preference shares or class of preference shares.
6.    Power of the Company to Purchase its Shares
6.1    The Company may purchase its own shares for cancellation or to acquire them as Treasury Shares in accordance with the Companies Act on such terms as the Board shall think fit. No such purchase shall be made if there are reasonable grounds for believing that the Company is, or after the purchase would be, unable to pay its liabilities as they become due.
6.2    The Board may exercise all the powers of the Company to purchase or acquire all or any part of its own shares in accordance with the Companies Act.
6.3     Shares so purchased by the Company under this Bye-law shall be treated as cancelled and the amount of the Company’s issued capital shall be reduced by the nominal value of those shares accordingly but the purchase of shares under this Bye-law shall not be taken as reducing the amount of the Company’s authorised share capital.
7.    Rights Attaching to Shares
7.1    Subject to any resolution of the Members to the contrary (and without prejudice to any special rights conferred thereby on the holders of any other shares or class of shares), the share capital shall be divided into shares of a single class the holders of which shall, subject to these Bye-laws;
(a)    be entitled to one vote per share;
(b)    be entitled to such dividends as the Board may from time to time declare;
(c)    in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and
(d)    generally be entitled to enjoy all of the rights attaching to shares.
7.2    All the rights attaching to a Treasury Share shall be suspended and shall not be exercised by the Company while it holds such Treasury Share and, except where required by the Companies Act, all Treasury Shares shall be excluded from the calculation of any percentage or fraction of the share capital, or shares, of the Company.
8.    Calls on Shares
8.1    The Board may make such calls as it thinks fit upon the Members in respect of any moneys (whether in respect of nominal value or premium) unpaid on the shares allotted to or held by such Members and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The Board may differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.
8.2    The joint holders of a share shall be jointly and severally liable to pay all calls and any interest, costs and expenses in respect thereof.
8.3    The Company may accept from any Member the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up.

9.    Forfeiture of Shares
9.1    If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward such Member a notice in writing in such form as accepted by the Board.
9.2    If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine. Without limiting the generality of the foregoing, the disposal may take place by sale, repurchase, redemption or any other method of disposal permitted by and consistent with these Bye-laws and the Companies Act.
9.3    A Member whose share or shares have been so forfeited shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture, together with all interest due on such share or shares and any costs and expenses incurred by the Company in connection with such share or shares.
9.4    The Board may accept the surrender of any shares which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.
10.    Share Certificates
10.1    Every Member shall be entitled to a certificate under the common seal of the Company or bearing the signature (or a facsimile thereof) of a Director or the Secretary or a person expressly authorised to sign specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, specifying the amount paid on such shares. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.
10.2    The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom the shares have been allotted.
10.3    If any share certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid, or destroyed the Board may cause a new certificate to be issued and request indemnity for the lost certificate if it sees fit.
11.    Fractional Shares
The Company may issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.

REGISTRATION OF SHARES
12.    Register of Members
12.1    The Board shall cause to be kept in one or more books a Register of Members and shall enter in such Register of Members the particulars required by the Companies Act.
12.2    The Register of Members shall be open to inspection without charge at the registered office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection. The Register of Members may, after notice has been given in accordance with the Companies Act, be closed for any time or times not exceeding in the whole thirty days in each year.
13.    Registered Holder Absolute Owner
The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such share on the part of any other person.
14.    Register of Beneficial Ownership
To the extent required by the Companies Act, the Company shall establish and maintain a beneficial ownership register (if so applicable) and shall enter in such beneficial ownership register the minimum particulars required by the Companies Act.
15.    Transfer of Registered Shares
15.1    An instrument of transfer shall be in writing in such form as accepted by the Board.
15.2    Such instrument of transfer shall be signed by or on behalf of the transferor and transferee, provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been registered as having been transferred to the transferee in the Register of Members.
15.3    The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.
15.4    The joint holders of any share may transfer such share to one or more of such joint holders, and the surviving holder or holders of any share previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.
15.5    The Board may in its absolute discretion and without assigning any reason therefor refuse to register the transfer of a share. The Board shall refuse to register a transfer unless all applicable consents, authorisations and permissions of any governmental body or agency in Bermuda have been obtained. If the Board refuses to register a transfer of any share the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.
16.    Transmission of Registered Shares
16.1    In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member’s interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the Companies Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member of such other person as the Board may, in its absolute discretion, decide as being properly authorised to deal with the shares of a deceased Member.
16.2    Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member or otherwise by operation of law may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in writing in such form as accepted by the Board.
16.3    On the presentation of the foregoing materials to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member. Notwithstanding the foregoing, the Board shall, in any case, have the same right to decline or suspend registration as it would have had in the case if a transferor of the share by that Member before such Member’s death or bankruptcy, as the case may be.
16.4    Where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to such share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.
ALTERATION OF SHARE CAPITAL
17.    Power to Alter Capital
17.1    The Company may if authorised by resolution of the Members increase, divide, consolidate, subdivide, change the currency denomination of, diminish or otherwise alter or reduce its share capital in any manner permitted by the Companies Act.
17.2    Where, on any alteration or reduction of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit.

18.    Variation of Rights Attaching to Shares
If, at any time, the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class at which meeting the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.
MEETINGS OF MEMBERS
19.    Annual General Meetings
Unless the Members elect otherwise by resolution at a general meeting, the annual general meeting shall be held in each year (other than the year of incorporation) at such time and place as the President or the Chairman (if any) or any two Directors or any Director and the Secretary or the Board shall appoint.
20.    Special General Meetings
The President or the Chairman (if any) or any two Directors or any Director and the Secretary or the Board may convene a special general meeting whenever in their judgment such a meeting is necessary.
21.    Requisitioned General Meetings
The Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings, forthwith proceed to convene a special general meeting and the provisions of the Companies Act shall apply.
22.    Notice
22.1    At least five days’ notice of an annual general meeting shall be given to each Member entitled to attend and vote at such meeting, stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting.
22.2    At least five days’ notice of a special general meeting shall be given to each Member entitled to attend and vote at such meeting, stating the date, time, place and the general nature of the business to be considered at the meeting.
22.3    The Board may fix any date as the record date for determining the Members entitled to receive notice of and to vote at any general meeting.
22.4    A general meeting shall, notwithstanding that it is called on shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by

(i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote at such meeting in the case of a special general meeting.
22.5    The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.
23.    Giving Notice and Access
23.1    A notice may be given by the Company to a Member:
(a)    by delivering it to such Member in person; or
(b)    by sending it by letter mail or courier to such Member’s address in the Register of Members; or
(c)    by transmitting it by electronic means (including facsimile and electronic mail, but not telephone) in accordance with such directions as may be given by such Member to that Company for such purpose; or
(d)    in accordance with Bye-law 20.4.
23.2    Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.
23.3    Any notice (save for one delivered in accordance with Bye-law 20.4) shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in providing such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or transmitted by electronic means.
23.4    Where a Member indicates his consent (in a form and manner satisfactory to the Board) to receive information or documents by accessing them on a website rather than by other means, the Board may deliver such information or documents by notifying the Member of their availability and including therein the address of the website, the place on the website where the information or document may be found, and instructions as to how the information or document may be accessed on the website.
23.5    In the case of information or documents delivered in accordance with Bye-law 20.4, service shall be deemed to have occurred when (i) the Member is notified in accordance with that Bye-law; and (ii) the information or document is published on the website.
24.    Postponement of General Meeting
The Secretary may postpone any general meeting called in accordance with these Bye-laws if such postponement is given to the Members before the time of such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Member in accordance with these Bye-laws.
25.    Telephonic or Electronic Participation in Meetings
Members may participate in any general meeting by telephonic or such other electronic means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.
26.    Quorum at General Meetings
26.1    At any general meeting two or more Members present in person or by proxy and representing in excess of a majority of the total issued voting shares in the Company throughout the meeting shall form a quorum for the transaction of business, provided that if the Company shall at any time have only one Member, one Member present in person or by proxy shall form a quorum for the transaction of business at any general meeting held during such time.
26.2    If within thirty minutes from the time appointed for the meeting a quorum is not present, then, in the case of a meeting convened on a requisition, the meeting shall be deemed cancelled and, in any other case, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine. Unless the meeting is adjourned to a specific date, time and place announced at the meeting being adjourned, fresh notice of the resumption of the meeting shall be given to each Member entitled to attend and vote at such meeting in accordance with these Bye-laws.
27.    Chairman to Preside at General Meetings
Unless otherwise agreed by a majority of those attending and entitled to vote thereat, the Chairman, if there be one, and if not the President, if there be one, shall act as chairman at all general meetings at which such person is present. In their absence a chairman shall be appointed or elected by those present at the meeting and entitled to vote.
28.    Voting on Resolutions
28.1    Unless otherwise stated in these Bye-laws, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with these Bye-laws and in the case of an equality of votes the chairman of such meeting shall not be entitled to a casting vote and the resolution shall fail.
28.2    No member shall be entitled to vote at a general meeting unless such Member has paid all the calls on all shares held by such Member.
28.3    At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to these Bye-laws, every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his hand.

28.4    In the event that a Member participates in a general meeting by telephone or electronic means, the chairman of the meeting shall direct the manner in which such Member may cast his vote on a show of hands.
28.5    At any general meeting if an amendment is proposed to any resolution under consideration and the chairman of the meeting rules on whether or not the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.
28.6    At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to these Bye-laws, be conclusive evidence of that fact.
29.    Power to Demand a Vote on a Poll
29.1    Notwithstanding the foregoing, a poll may be demanded by any of the following persons:
(a)    the chairman of the meeting; or
(b)    at least three Members present in person or represented by proxy; or
(c)    any Member or Members present in person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all the Members having the right to vote at such meeting; or
(d)    any Member or Members present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total amount paid up on all such shares conferring such right.
29.2    Where a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted by ballot as described herein, or in the case of a general meeting at which one or more Members are present by telephone or electronic means, in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands. A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.
29.3    A poll demanded for the purpose of electing a chairman of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time and in such manner during such meeting as the chairman (or acting chairman) of the meeting may direct. Any business other than that upon which a poll has been demanded may be conducted pending the taking of the poll.

29.4    Where a vote is taken by poll, each person physically present and entitled to vote shall be furnished with a ballot paper on which such person shall record his vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialed or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. Each person present by telephone or electronic means shall cast his vote in such manner as the chairman shall direct. At the conclusion of the poll, the ballot papers and votes cast in accordance with such directions shall be examined and counted by a committee of not less than two Members or proxy holders appointed by the chairman for the purpose and the result of the poll shall be declared by the chairman.
30.    Voting by Joint Holders of Shares
In the case of joint holders, the vote of the senior who tenders a vote (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.
31.    Instrument of Proxy
31.1    An instrument appointing a proxy shall be in writing in such form as the chairman of the meeting shall accept. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll, be heard at the meeting and to vote on any amendment of a written resolution or amendment of a resolution put to the meeting for which it is given as the proxy think s fit. The instrument of proxy shall, unless it otherwise provides, be valid as well for any adjournment of the meeting to which it relates.
31.2    The instrument appointing a proxy must be received by the Company at the Registered Office or at such other place or in such manner as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting at which the person named in the instrument appointing a proxy proposes to vote, and an instrument appointing a proxy which is not received in the manner so prescribed shall be invalid.
31.3    A Member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf in respect of different shares.
31.4    The decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final.
32.    Representation of Corporate Member
32.1    A corporation which is a Member may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member, and that Member shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

32.2    Notwithstanding Bye-law 29.1, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.
33.    Adjournment of General Meeting
The chairman of a general meeting may, with the consent of the Members at any general meeting at which a quorum is present, and shall if so directed by the meeting, adjourn the meeting. Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Member entitled to attend and vote at such meeting in accordance with these Bye-laws.
34.    Written Resolutions
34.1    Subject to these Bye-laws, anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members may, without a meeting, be done by written resolution in accordance with this Bye-law.
34.2    Notice of a written resolution shall be given, and a copy of the resolution shall be circulated to all Members who would be entitled to attend a meeting and vote thereon. The accidental omission to give notice to, or the non-receipt of a notice by, any Member does not invalidate the passing of a resolution.
34.3    A written resolution is passed when it is signed by, or in the case of a Member that is a corporation, on behalf of, the Members who at the date that the notice is given represent such majority of votes as would be required if the resolution was voted on at a meeting of Members at which all Members entitled to attend and vote thereat were present and voting.
34.4    A resolution in writing may be signed in any number of counterparts.
34.5    A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.
34.6    A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of the Companies Act.
34.7    This Bye-law shall not apply to:
(a)    a resolution passed to remove an Auditor from office before the expiration of his term of office; or
(b)    a resolution passed for the purpose of removing a Director before the expiration of his term of office.
34.8    For the purposes of this Bye-law, the effective date of the resolution is the date when the resolution is signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Companies Act, on behalf of, the last Member whose signature results in the necessary voting majority being achieved and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date.
35.    Directors Attendance at General Meetings
The Directors shall be entitled to receive notice of, attend and be heard at any general meeting.
DIVIDENDS AND CAPITALISATION
36.    Dividends
36.1    The Board may, subject to these Bye-laws and in accordance with the Companies Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets. No unpaid dividend shall bear interest as against the Company.
36.2    The Board may fix any date as the record date for determining the Members entitled to receive any dividend.
36.3    The Company may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.
36.4    The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of assets of the Company. No unpaid distribution shall bear interest as against the Company.
37.    Power to Set Aside Profits
The Board may, before declaring a dividend, set aside out of the surplus or profits of the Company, such amount as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other purpose.
38.    Method of Payment
38.1    Any dividend, interest, or other moneys payable in cash in respect of the shares may be paid by cheque or draft sent through the post directed to the Member at such Member’s address in the Register of Members, or to such person and to such address as the holder may in writing direct.
38.2    In the case of joint holders, any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the address of the holder first named in the Register of Members, or to such person and to such address as the joint holders may in writing direct. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

38.3    The Board may deduct from the dividends or distributions payable to any Member all moneys due from such Member to the Company on account of calls or otherwise.
39.    Capitalisation
39.1    The Board may capitalise any amount for the time being standing to the credit of any of the Company’s share premium or reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such amount in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Members.
39.2    The Board may capitalise any amount for the time being standing to the credit of a reserve account or amounts otherwise available for dividend distribution by applying such amounts in paying up in full, partly or nil paid shares of those Members who would have been entitled to such amounts if they were distributed by way of dividend or distribution.
DIRECTORS AND OFFICERS
40.    Election of Directors
40.1    The Board shall be elected or appointed, except in the case of a casual vacancy, at the annual general meeting or at any special general meeting called for that purpose. The Company may in general meeting set a shareholding requirement for Directors but unless so set there shall be no such requirement.
40.2    At any general meeting the Members may authorise the Board to fill any vacancy in their number left unfilled at a general meeting.
41.    Number of Directors
The Board shall consist of not less than two Directors or such number as the Members may determine.
42.    Term of Office of Directors
Directors shall hold office for such term as the Members may determine or, in the absence of such determination, until the next annual general meeting or until their successors are elected or appointed or their office is otherwise vacated.
43.    Alternate Directors
43.1    At any general meeting, the Members may elect a person or persons to act as a Director in the alternative to any one or more Directors or may authorise the Board to appoint such Alternate Directors.
43.2    Unless the Members otherwise resolve, any Director may appoint a person or persons to act as a Director in the alternative to himself by notice deposited with the Secretary. Any person so elected or appointed shall have all the rights and powers of the Director or Directors for whom such person is appointed in the alternative provided that such person shall not be counted more than once in determining whether or not a quorum is present.
43.3    An Alternate Director shall be entitled to receive notice of all meetings of the Board and to attend and vote at any such meeting at which a Director for whom such Alternate Director was appointed in the alternative is not personally present and generally to perform at such meeting all the functions of such Director for whom such Alternate Director was appointed.
43.4    An Alternate Director shall cease to be such if the Director for whom he was appointed to act as a Director in the alternative ceases for any reason to be a Director, but he may be re-appointed by the Board as an alternate to the person appointed to fill the vacancy in accordance with these Bye-laws.
44.    Removal of Directors
44.1    Subject to any provision to the contrary in these Bye-laws, the Members entitled to vote for the election of Directors may, at any special general meeting convened and held in accordance with these Bye-laws, remove a Director provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than 14 days before the meeting and at such meeting the Director shall be entitled to be heard on the motion for such Director’s removal.
44.2    If a Director is removed from the Board under this Bye-law, the Members may fill the vacancy at the meeting at which such Director is removed. In the absence of such election or appointment, the Board may fill the vacancy.
45.    Vacancy in the Office of Director
45.1    The office of Director shall be vacated if the Director:
(a)    is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law or, in the case of a corporate director, is otherwise unable to carry on or transact business;
(b)    is or becomes bankrupt or makes any arrangement or composition with his creditors generally, in any country;
(c)    is or becomes of unsound mind or dies; or
(d)    resigns his office by notice to the Company.
45.2    The Board shall have the power to appoint any person as a Director to fill a vacancy on the Board occurring as a result of the death, disability, disqualification or resignation of any Director and to appoint an Alternate Director to any Director so appointed.
46.    Remuneration of Directors
The remuneration (if any) of the Directors shall be determined by the Company in a general meeting and shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from the meetings of the Board, any committee appointed by the Board, general meetings, or in connection with the business of the Company or their duties as Directors generally.
47.    Defect in Appointment
All acts done in good faith by the Board, any Director, a member of a committee appointed by the Board, any person to whom the Board may have delegated any of its powers, or any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that he was, or any of them were, disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director or act in the relevant capacity.
48.    Directors to Manage Business
The business of the Company shall be managed and conducted by the Board. In managing the business of the Company, the Board may exercise all such powers of the Company as are not required to be exercised by the Company in general meeting by these Bye-laws or the Companies Act.
49.    Powers of the Board of Directors
The Board may:
(a)    appoint one or more Directors to the office of managing director or chief executive officer of the Company, who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company;
(b)    appoint a person to act as manager of the Company’s day-to-day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business;
(c)    appoint, suspend, or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties;
(d)    exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party;
(e)    by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney;
(f)    procure that the Company pays all expenses incurred in promoting and incorporating the Company;

(g)    in connection with the issue of any share, pay such commission and brokerage as may be permitted by law;
(h)    authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any deed, agreement, document or instrument on behalf of the Company;
(i)    present any petition and make any application in connection with the liquidation or reorganisation of Company;
(j)    delegate any of its powers (including the power to sub-delegate) to a committee of one or more persons appointed by the Board which may consist partly or entirely of non-Directors, provided that every such committee shall conform to such directions as the Board shall impose on them and provided further that the meetings and proceedings of any such committee shall be governed by the provisions of these Bye-laws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superseded by directions imposed by the Board; and
(k)    delegate any of its powers (including the power to sub-delegate) to any person on such terms and in such manner as the Board may see fit.
50.    Register of Directors and Officers
The Secretary shall cause to be kept in one or more books at the Registered Office a Register of Directors and Officers and shall enter therein the particulars required by the Companies Act.
51.    Appointment of Officers
The Board may appoint such Officers (who may or may not be Directors) as the Board may determine.
52.    Appointment of Secretary
The Secretary shall be appointed by the Board from time to time.
53.    Duties of Secretary and Officers
53.1    The Secretary (including one or more deputy or assistant secretaries) shall have such powers and perform such duties as prescribed by the Companies Act together with such other powers and duties as shall from time to time be prescribed by the Board.
53.2    The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.
54.    Remuneration of Officers
The Secretary and Officers shall receive such remuneration as the Board may determine.

55.     Conflicts of Interest
55.1    Any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in any capacity for, be employed by or render services to the Company and such Director or such Director’s firm, partner or company shall be entitled to remuneration as if such Director were not a Director. Nothing contained in this Bye-law shall authorise a Director or Director’s firm, partner or company to act as Auditor to the Company.
55.2    A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Companies Act.
55.3    Following a declaration being made pursuant to this Bye-law, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such director is interested and may be counted in the quorum for such meeting.
56.    Indemnification and Insurance
56.1    Subject to the proviso below, every Indemnified Person shall be indemnified and held harmless out of the assets of the Company against all actions, costs, charges, liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him by or by reason of any act done, conceived in or omitted in the conduct of the Company’s business or in the discharge of his duties and the indemnity contained in this Bye-Law shall extend to any Indemnified Person acting in any office or trust in the reasonable belief that he has been appointed or elected to such office or trust notwithstanding any defect in such appointment or election provided always that the indemnity contained in this Bye-Law shall not extend to any matter which would render it void pursuant to the Companies Act.
56.2    No Indemnified Person shall be liable to the Company for the acts, defaults or omissions of any other Indemnified Person.
56.3    Without limiting the generality of Bye-Law 56.1, every Indemnified Person shall be indemnified out of the assets of the Company against all liabilities incurred by him by or by reason of any act done, conceived in or omitted in the conduct of the Company’s business or in the discharge of his duties in defending any proceedings, whether civil or criminal, in which judgement is given in his favour, or in which he is acquitted, or in connection with any application under the Companies Act in which relief from liability is granted to him by the court.
56.4    To the extent that any Indemnified Person is entitled to claim an indemnity pursuant to these Bye-Laws in respect of amounts paid or discharged by him, the relevant indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge.

56.5    Each Member and the Company agree to waive any claim or right of action he or it may at any time have, whether individually or by or in the right of the Company, against any Indemnified Person on account of any action taken by such Indemnified Person or the failure of such Indemnified Person to take any action in the performance of his duties with or for the Company provided however that such waiver shall not apply to any claims or rights of action arising out of the fraud of such Indemnified Person or to recover any gain, personal profit or advantage to which such Indemnified Person is not legally entitled.
56.6    Expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to Bye-Laws 56.1 and 56.3 shall be paid by the Company in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount if any allegation of fraud or dishonesty is proved against the Indemnified Person. Provided that, no monies shall be paid hereunder unless payment of the same shall be authorized in the specific case upon a determination that indemnification of the Director or Officer would be proper in the circumstances because he has met the standard of conduct which would entitle him to the indemnification thereby provided and such determination shall be made:
56.6.1 by the Board, by a majority vote at a meeting duly constituted by a quorum of Directors not party to the proceedings or matter with regard to which the indemnification is, or would be, claimed; or
56.6.2 in the case such a meeting cannot be constituted by lack of disinterested quorum, by independent legal counsel in a written opinion; or
56.6.3 by a resolution of the Members.
56.7    Each Member of the Company, by virtue of its acquisition and continued holding of a share, shall be deemed to have acknowledged and agreed that the advances of funds may be made by the Company as aforesaid, and when made by the Company under this Bye-Law are made to meet expenditures incurred for the purpose of enabling such Indemnified Person to properly perform his or her duties to the Company.
56.8    Without prejudice to the provisions of Bye-Laws 56.1 and 56.3, the Board shall have the power to purchase and maintain insurance for or for the benefit of any Indemnified Person or any persons who are or were at any time Directors, Officers, or employees of the Company, or of any other company which is its holding company or in which the Company or such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or any such other company, or who are or were at any time trustees of any pension fund in which employees of the Company or any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, subsidiary undertaking or pension fund.

56.9    The Company hereby acknowledges that the Indemnified Persons may have certain rights to indemnification, advancement of expenses and/or insurance provided by Members or other affiliates of the Company (collectively, “Member Affiliates”) separate from the indemnification and advancement of expenses provided by the Company under these Bye-Laws. The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to the Indemnified Persons under these Bye-laws are primary and any obligation of any Member Affiliate to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Indemnified Persons are secondary), (ii) that the Company shall be required to advance the full amount of expenses incurred by the Indemnified Persons and shall be liable for the full amount of all expenses and liabilities paid in settlement to the extent legally permitted and as required by these Bye-Laws 56.1-56.12, without regard to any rights the Indemnified Persons may have against any Member Affiliate, and (iii) that the Company irrevocably waives, relinquishes and releases the Member Affiliates from any and all claims against the Member Affiliates for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by any Member Affiliate on behalf of an Indemnified Person with respect to any claim for which such Indemnified Person has sought indemnification from the Company pursuant to these Bye-Laws 56.1-56.12, shall affect the foregoing and the Member Affiliates shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Indemnified Person against the Company. For the avoidance of doubt, no person providing directors’ or officers’ or similar insurance obtained or maintained by or on behalf of the Company, and of its affiliates or any of the foregoing’s respective subsidiaries, including any person providing such insurance obtained or maintained pursuant to these Bye-Laws 56.1-56.12, shall be, or be deemed to be, a Member Affiliate.
56.10    These Bye-Laws 56.1-56.12, shall provide the broadest indemnity allowable at law, and to the extent any indemnification hereunder is prohibited, unenforceable or not authorized under applicable law, Bye-Laws 56.1-56.12, shall be interpreted as broadly as possible without invalidating the remaining provisions hereof. Specifically, to the extent prohibited by Bermuda law, these Bye-Laws shall not result in indemnification of any person, including an Indemnified Person, to the extent he is guilty of fraud or dishonesty.
56.11     No amendment or repeal of any provision of these Bye-Laws 56.1-56.12, shall alter, to the detriment of any Indemnified Person, the rights of such Indemnified Person to the advancement of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.
56.12     No Director shall be personally liable either to the Company or to any of its Members for monetary damages for breach of fiduciary duty as a Director, except to the extent such exemption from liability or limitation thereof is not permitted under the Companies Act as the same exists or may hereafter be amended. If the Companies Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Companies Act, as so amended.

MEETINGS OF THE BOARD OF DIRECTORS
57.    Board Meetings
The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit. A resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.
58.    Notice of Board Meetings
A Director may, and the Secretary or Assistant Secretary on the requisition of a Director shall, at any time summon a meeting of the Board. Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally (including in person or by telephone) or otherwise communicated or sent to such Director by post, electronic means, or other mode of representing words in visible a form at such Director’s last known address or in accordance with any other instructions given by such Director to the Company for this purpose.
59.    Telephonic or electronic Participation in Meetings
Directors may participate in any meeting by telephonic or such electronic means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting. Such a meeting shall be deemed to take place where the largest group of Directors participating in the meeting is physically assembled or, if there is no such group, where the chairman of the meeting then is.
60.    Quorum at Board Meetings
The quorum necessary for the transaction of business at a meeting of the Board shall be two Directors, or such number as the Members may determine.
61.    Board to Continue in the Event of Vacancy
The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting; or (ii) preserving the assets of the Company.
62.    Chairman to Preside
Unless otherwise agreed by a majority of the Directors attending, the Chairman, if there be one, and if not, the President, if there be one, shall act as chairman at all meetings of the Board at which such person is present. In their absence a chairman shall be appointed or elected by the Directors present at the meeting.
63.    Written Resolutions
A resolution signed by all the Directors, which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution. For the purposes of this Bye-law only, “the Directors” shall not include an Alternate Director.
64.    Validity of Prior Acts of the Board
No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.
ACCOUNTS
65.    Books and Papers
65.1    Subject to the Companies Act, the Board shall cause to be kept proper Books and Papers of the Company including records of account with respect to all transactions of the Company and in particular with respect to:
(a)    all amounts of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;
(b)    all sales and purchases of goods by the Company; and
(c)    all assets and liabilities of the Company.
65.2    The Books and Papers of the Company may be kept in hard copy form or in electronic form, and arranged, maintained and kept in any manner permitted by the Companies Act.
65.3    Such Books and Papers shall be kept at the Registered Office, or subject to the Companies Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.
66.    Financial Year End
The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year.
AUDITS
67.    Annual Audit
Subject to any rights to waive the laying of accounts or the appointment of an Auditor pursuant to the Companies Act, the accounts of the Company shall be audited at least once in every year.
68.    Appointment of Auditor
68.1    Subject to the Companies Act and provided that the Members have not waived the requirement to hold an annual general meeting or appoint an Auditor, at the annual general meeting or at a subsequent special general meeting in each year, an independent representative of the Members shall be appointed by them as Auditor of the accounts of the Company.
68.2    The Auditor may be a Member but no Director, Officer or employee of the Company shall, during his continuance in office, be eligible to act as an Auditor of the Company.
68.3     The Auditor appointed by the Members shall continue to hold office until a successor is appointed by the Members or, if the Members fail to do so, until the Board appoints a successor.
69.    Remuneration of Auditor
Save in the case of an Auditor appointed pursuant to Bye-law 70, the remuneration of the Auditor shall be fixed by the Company in a general meeting or in such manner as the Members may determine. In the case of an Auditor appointed pursuant to Bye-law 70, the remuneration of the Auditor shall be fixed by the Board.
70.    Duties of Auditor
70.1    The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report on such financial statements in accordance with generally accepted auditing standards.
70.2    The generally accepted auditing standards referred to in this Bye-law may be those of a country or jurisdiction other than Bermuda or such other generally accepted auditing standards as may be provided for in the Companies Act. If so, the financial statements and the report of the Auditor shall identify the generally accepted auditing standards used.
71.    Access to Records
The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.
72.    Financial Statements
Subject to the waiver of the laying of accounts by the Members in accordance with the Companies Act, financial statements, as required by the Companies Act, shall be laid before the Members in an annual general meeting, or if the Members waive the requirement for an annual general meeting, financial statements, as required by the Companies Act, shall be made available to the Members in accordance with the Companies Act. A resolution in writing made in accordance with Bye-law 30 receiving, accepting, adopting, approving or otherwise acknowledging financial statements shall be deemed to be the laying of such statements before the Members in a general meeting.
73.    Distribution of Auditor’s Report
The report of the Auditor shall be submitted to the Members at a general meeting.

74.    Vacancy in the Office of Auditor
The Board may fill any casual vacancy in the office of the Auditor.
CORPORATE RECORDS
75.    Minutes
The Board shall cause minutes to be duly entered in books provided for the purpose of:
(a)    all elections and appointments of Officers;
(b)    the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and
(c)    all resolutions and proceedings of general meetings of the Members, meetings of the Board, meetings of managers and meetings of committees appointed by the Board.
76.    Place Where Corporate Records Kept
Minutes prepared in accordance with the Companies Act and these Bye-laws shall be kept by the Secretary at the Registered Office.
77.    Form and Use of Seal
77.1    The Company may adopt a seal in such form as the Board may determine. The Board may adopt one or more duplicate seals for use in or outside Bermuda.
77.2    A seal may, but need not be affixed to any deed, instrument, share certificate or document, and if the seal is to be affixed to such deed, instrument, share certificate or document, it shall be attested by the signature of (i) any Director, or (ii) any Officer, or (iii) the Secretary, or (iv) any person authorised by the Board for that purpose.
77.3    A Resident Representative may, but need not, affix the seal of the Company to certify the authenticity of any copies of documents.
CHANGES TO CONSTITUTION
78.    Alteration or amendment of Bye-laws
No Bye-law may be rescinded, altered or amended and no new Bye-law may be made save in accordance with the Companies Act and until such amendment or alteration has been approved by a resolution of the Board and by a resolution of the Members.
79.    Alteration or amendment of Memorandum of Association
No alteration or amendment to the Memorandum may be made save in accordance with the Companies Act and until such alteration or amendment has been approved by a resolution of the Board and by a resolution of the Members.

80.    Discontinuance
The Board may exercise all the powers of the Company to discontinue the Company to a jurisdiction outside Bermuda pursuant to the Companies Act.
MISCELLANEOUS
81.    Registered Office
The Registered Office shall be at such place in Bermuda as the Board shall from time to time determine.
82.    Amalgamation and Merger
The Company may by resolution of the Members in accordance with Bye-law 25.1 approve the amalgamation or merger of the Company with any other company wherever incorporated. The quorum applicable to any general meeting convened for the purposes of seeking approval of the Members to an amalgamation or merger shall be as set forth in section 106(4A) of the Companies Act.
83.    Conversion
The Company may by resolution of the Members approve a conversion of the Company into a partnership.
VOLUNTARY WINDING-UP AND DISSOLUTION
84.    Winding-Up
If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the same sanction of a resolution of the Members, vest the whole or any part of such assets in the trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.
85.    Striking Off
Subject to the Companies Act, the Company may be resolution of the majority of the Board approve the making of an application to strike the Company’s name off of the register on such grounds and subject to such conditions as may be prescribed.

EXCLUSIVE JURISDICTION
86.    Exclusive Jurisdiction
Unless the Company consents in writing to the selection of an alternative forum, in the event that any dispute arises concerning the Companies Act or out of or in connection with these Bye-laws, including any question regarding the existence and scope of any Bye-Law and/or whether there has been any breach of the Companies Act or these Bye-Laws by an Officer or Director (whether or not such a claim is brought in the name of a Member or in the name of the Company), any such dispute shall be subject to the exclusive jurisdiction of the Supreme Court of Bermuda.